Exhibit 10.1

FOURTH AMENDMENT TO

EXECUTIVE EMPLOYMENT AGREEMENT

THIS FOURTH AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this “Fourth Amendment”), is made as of December 20, 2020 (the “Effective Date”), by and between HMS Holdings Corp. (the “Company”) and William C. Lucia (the “Employee”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Employment Agreement (as defined below).

RECITALS

A.	The Company and the Employee have entered into that certain Executive Employment Agreement dated March 1, 2013, as amended on April 30, 2013, January 20, 2015, and February 21, 2018 (the “Employment Agreement”).

B.	The parties hereto wish to amend certain terms of the Employment Agreement.

AMENDMENT

The parties hereto hereby amend the Employment Agreement as follows, effective as of the Effective Date.

1.                   Section 2. Section 2 of the Employment Agreement is hereby amended by replacing the phrase “March 1, 2018” with “December 20, 2020” and “February 28, 2021” with “February 28, 2024”.

2.                   Section 6(c). The first sentence of Section 6(c) of the Employment Agreement is hereby amended and restated as follows:

“If, within 24 months following a Change in Control, the Company terminates the Executive’s employment without Cause or the Executive resigns for Good Reason, in addition to the benefits described in Section 6(b)(ii) above and subject to the release required under Section 6(b)(iii), the Executive will receive (i) the cash severance described in Section 6(b)(i), paid in a single lump sum payment at the time provided under Section 6(b)(i) for the first payment (i.e., in the first payroll period following the Release Effective Date (or such later date as either Section 6(b)(iii) or Section 24 provides)) and (ii) Company-provided financial and tax services for the one-year period following the Release Effective Date.”

3.                   Section 6(d)(ii)(II). Subclause (iii) of Section 6(d)(ii)(II) of the Employment Agreement is hereby amended and restated as follows:

“a material reduction in the Executive’s Base Salary or Target Bonus;”.

4.                   This Fourth Amendment shall be and, as of the Effective Date, is hereby incorporated in and forms a part of, the Employment Agreement.

5.                   Except as expressly provided herein, all terms and conditions of the Employment Agreement shall remain in full force and effect.

(Signature page follows)

IN WITNESS WHEREOF, the parties hereto have executed this Fourth Amendment as of the date first written above.

HMS HOLDINGS CORP.

By:	/s/ Jeffrey S. Sherman
Name: Jeffrey S. Sherman
Title: Executive Vice President, Chief Financial Officer and Treasurer

EMPLOYEE

/s/ William C. Lucia
William C. Lucia